UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2011
Date of Report (Date of earliest event reported)

SMART-TEK SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29895	98-0206542
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 100, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

949-851-9261
Registrant's telephone number, including area code

3702 South Virginia Street, Suite G12-401, Reno, NV, 89502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. Entry into Material Definitive Agreement

On June 15, 2011, Smart-Tek Automated solutions entered into a $5,500,000 funding arrangement with La Jolla Cove Investors, Inc. consisting of a $500,000 Convertible Debenture and a $5,000,000 Equity Investment Agreement.

The basic terms are as follows:

•	$5,500,000 Financing Proposal

•	Security: $500,000 Convertible Debenture with $5,000,000 Equity Investment Agreement

•	Debenture Funding: $500,000 funded upon closing

•

EIA [Equity Investment Agreement]: $5,000,000 of investment will be made via the EIA. For every $50,000 funded under the EIA, La Jolla shall receive the right to purchase 10,000 shares of Smart-Tek at $1 per share, expiring 5 years after the issuance date.

•

EIA Funding Schedule: Funding will be made available for the acquisition of PEO businesses, as a part of the Smart-Tek consolidation/roll-up strategy. Such funds will be considered prepayment under the EIA. The acquisitions are subject to LJCI’s approval; such approval will not be unreasonably withheld.

• Commencing 6 months from the closing date, LJCI will begin funding $50,000 per month under the EIA

•

Debenture Conversion: Pursuant to each EIA funding, La Jolla shall have the right, but not the obligation, to convert an amount of the Debenture equal to 1/10th of the amount funded under the applicable EIA advance.

•

The number of shares into which the Debenture can be converted is equal to the dollar amount of Debenture being converted divided by the Conversion Price divided by 10, plus the amount of Debenture being converted divided by the Conversion Price (please see Addendum A for an example)

•	Conversion Price: The lesser of: (a) $0.35, or (b) 80% of the average of the 3 lowest VWAP (Volume Weighted Average Price) prices during the 21 trading days prior to the election to convert.

•

Floor Price: $0.035, such that if Common Stock of the Company is trading below such level, the Company may elect to refuse such Conversion in exchange for redemption of the portion LJCI sought to convert

•	Interest Rate: 4.75% per annum on the Debenture, payable monthly in either cash or Common Stock, at the Company’s option

•	Maturity Date: 5 years from the Closing Date

•	Control Limitation: LJCI is willing to limit its holding to less than 9.99% of outstanding Common Stock of the Company

•

Use of Proceeds: The Company shall use the proceeds for working capital and business expansion purposes and not for the repayment or redemption of any obligations or interests held by any officers, directors, or shareholders of the Company or any other notes or indebtedness

ITEM 7.01: Regulation FD Disclosure

The Company issued a news release on June 16, 2011 that included the following disclosure- Net revenue for Smart-Tek Automated Services, Inc., for the months of April and May 2011 is approximately $3,418,000, which represents a 21% increase over the net revenue for the first two months of the March 2011 quarter. We anticipate net revenues to continue growing organically throughout the year.

ITEM 9.01: EXHIBITS

(d)

Exhibit No.	Exhibit
10.13	Convertible Debenture
10.14	Equity Investment Agreement
99.1	Funding commitment/net revenue

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART-TEK SOLUTIONS INC.
Date: June 16, 2011
/s/ Brian Bonar
By:
Brian Bonar
Chief Executive Officer